Exhibit 99.1

Stock Yards Bancorp Second Quarter 2016 Net Income Rises 12% to a Record $10.1 Million

Diluted Earnings Per Share Increase to $0.45 for the Quarter

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 27, 2016--Stock Yards Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville, Indianapolis and Cincinnati metropolitan markets, today reported results for the second quarter ended June 30, 2016, with net income increasing 12% to $10.1 million or $0.45 per diluted share from $9.0 million or $0.40 per diluted share for the second quarter of 2015. Net income for the six months ended June 30, 2016, increased 9% to $19.9 million or $0.88 per diluted share from $18.3 million or $0.82 per diluted share. Please note that all per share information in this release has been adjusted for the three-for-two stock split that was distributed in May 2016.

The Company's performance for the second quarter of 2016 reflected several positive factors, including:

  Strong organic net loan growth, accelerating further from the first quarter pace and building on the momentum seen over the past several years;
  Continued high credit quality;
  The advantage of diverse sources of fee income, which continued to contribute to revenue growth; and
  Solid returns on average assets and equity of 1.42% and 13.53%, respectively.

"We are pleased to report another strong performance by the Company in the second quarter, highlighted by an increase of 12% in diluted earnings per share compared with the year-earlier quarter," said David P. Heintzman, Chairman and Chief Executive Officer. "These results, driven by exceptional loan production and net loan growth, combined with higher revenue from our fee-based businesses, particularly investment management and trust services and mortgage banking, continue to set Stock Yards Bank & Trust apart as a high-performing community bank – both in our markets and from a national standpoint.

"Earlier this year, we reported the best-ever quarter in the Bank's history in terms of loan growth and, now, with continued acceleration in our loan production and record second quarter net loan growth, we are pleased to have produced strong back-to-back quarters to power an outstanding first half of 2016," Heintzman continued. "With a 7% increase in our portfolio through the first six months of the year, and a positive outlook for our loan pipeline heading into the third quarter, we believe the Company is well positioned to extend its track record for predictable, reliable earnings growth for 2016." Heintzman noted that each of the Company's three markets are participating in loan growth trends this year, led by Stock Yards Bank's home market of Louisville. Additionally, in expanding its portfolio, the Company has continued to focus on its core lines of business – commercial and industrial along with owner-occupied real estate – and has avoided concentration in the investment commercial real estate sector.

Heintzman pointed out that, following a rebound in asset quality after the 2008 financial crisis, all key credit metrics have remained at historically strong levels. While the Company continues to provide prudently for possible credit losses, it currently sees no significant indications of stress in credit quality.

According to Heintzman, the Company's fee-based income businesses continued to make a significant contribution to the Company's results for the second quarter. For the quarter, fee-based income represented 31% of total revenue, up from 30% in the first quarter of 2016. This proportion remains well ahead of peers, but is down slightly from the year-earlier quarter due to a 10% increase in net interest income driven by outstanding loan growth. The Company's investment management and trust department, with total assets under management reaching $2.3 billion, remained at the forefront in terms of fee-income production, providing almost half of the Company's fee-based income in the second quarter of 2016. Mortgage banking revenue also increased in the second quarter, both sequentially and on a year-over-year basis, as pricing has improved on loans sold into the secondary market.

In conclusion, Heintzman said, "At this midyear point, we are pleased with the direction of our business, the positive economic conditions we see across our markets, the inherent strength of our operations, and the ongoing value that our customer-focused service brings to our business model. These factors are all evident in the Company's first-half performance. As we look ahead to the second half of 2016, we are encouraged by the strength of our lending pipeline going into the third quarter, as well as the diverse strength of our fee-income revenue; together they provide a positive outlook for our second-half performance. As always, we continue to pursue opportunities to further enhance total return to stockholders and build on our reputation as one of the top-performing community banks in the country."

Total assets increased $427 million or 17% at June 30, 2016, to $2.91 billion from $2.48 billion at June 30, 2015. Driving this increase was continued growth in the Company's loan portfolio, which rose $276 million or 15% to $2.18 billion at June 30, 2016, from $1.90 billion at June 30, 2015. On the funding side, total deposits likewise increased $278 million or 13% to $2.35 billion at June 30, 2016, from $2.07 billion at June 30, 2015. On a linked-quarter basis, total deposits declined slightly due to a seasonal drawdown in public funds. Core deposits, as defined by the Company's primary regulator, held steady at 98.5% of total deposits as of June 30, 2016.

The Company continued to sustain strong capital levels in the second quarter of 2016, remaining "well capitalized" – the highest capital rating for financial institutions. Capital ratios, however, have declined slightly over the past year as asset growth has outpaced the capital contribution from net income. Stock Yards Bancorp's tangible common equity ratio as of June 30, 2016, was 10.42% (tangible common equity is a non-GAAP financial measure; see reconciliation of total stockholders' equity to tangible common equity and total assets to tangible assets later in this release). While some may consider the Company's capital level excessive, management believes it is in an enviable position being able to maintain high levels of capital for strength and stability while, at the same time, producing strong returns on stockholders' equity.

Stock Yards Bancorp has continued to pursue capital strategies to enhance stockholder value. In May 2016, the Company's Board of Directors declared a three-for-two split of the Company's common stock, effected in the form of a 50% stock dividend. Because of the Company's consistently sound capital position, continued strong performance, as well as the Board's ongoing confidence in future earnings growth, the Board also raised the Company's split-adjusted quarterly dividend rate 8% to $0.18 per common share on the next regular cash dividend, which was distributed to stockholders of record on July 1, 2016. This marked the seventh increase in the dividend over the past five years, for a cumulative increase of approximately 50% since 2011. The Company has maintained its financial flexibility to pursue strategic expansion and acquisition opportunities that may arise, and management and the Company's Board continue to consider alternatives to deploy capital in methods that will drive higher long-term stockholder value.

Net interest income – the Company's largest source of revenue – increased $2.1 million or 10% to $24.0 million in the second quarter of 2016 from $21.8 million in the prior-year quarter. The increase reflected the impact of ongoing growth in the loan portfolio, coupled with continued restraint on interest costs. Net interest income increased $4.0 million or 9% to $47.4 million in the first half of 2016 from $43.4 million in the prior-year period.

As anticipated, net interest margin (on a fully tax-equivalent basis) remained under pressure in the second quarter of 2016, reflecting primarily the impact of heightened competition on lending rates. In the second quarter of 2016, net interest margin was 3.59% versus 3.56% in the first quarter of 2016 and 3.75% in the second quarter of 2015. The Company's normalized or core net interest margin (core net interest margin is a non-GAAP financial measure, see reconciliation of net interest margin to core interest margin later in this release) was 3.60% for the second quarter of 2016, down four basis points from the first quarter of 2016 and down nine basis points from the second quarter of 2015. The decrease in core net interest margin in the second quarter of 2016 versus the linked first quarter was due primarily to decreasing rates earned on loans.

Management anticipates that margin pressure will continue due to competition and the low-rate environment. Further, since approximately 64% of the Company's loan portfolio is priced at fixed rates and 13% is priced at variable rates with floors of 4%, rate increases will not fully benefit the Company until new fixed-rate loans originate at higher rates and the prime rate, currently at 3.5%, rises to exceed the 4% floors associated with variable rate loans.

Non-performing loans (NPLs) totaled $6.4 million or 0.29% of total loans outstanding at June 30, 2016, down from $8.9 million or 0.43% of total loans outstanding at March 31, 2016, and $9.9 million or 0.52% of total loans outstanding at June 30, 2015. Similarly, non-performing assets, which include NPLs along with other real estate owned (OREO) and repossessed assets, were $11.5 million or 0.40% of total assets at June 30, 2016, versus $14.0 million or 0.49% of total assets at March 31, 2016, and $14.1 million or 0.57% of total assets at June 30, 2015. These positive trends, ongoing for more than three years, have enabled the Company to reach asset quality levels that have not been experienced consistently since periods prior to the 2008 financial crisis. Net charge-offs in the second quarter of 2016 totaled $60 thousand versus $490 thousand in the first quarter of 2016 and $1.6 million in the second quarter of 2015.

During the second quarter of 2016, the Company recorded a loan loss provision of $750 thousand, compared with $500 thousand in the first quarter of 2016 and no loan loss provision in the second quarter of 2015. The Company's allowance for loan losses was 1.06% of total loans as of June 30, 2016, versus 1.07% as of March 31, 2016, and 1.23% at June 30, 2015.

Total non-interest income in the second quarter of 2016 increased $559 thousand or 5% to $10.8 million from $10.2 million in the prior-year quarter. This increase reflected, among other things, growth in bankcard transaction revenue, increased revenue from investment management and trust services, and higher mortgage banking revenue. Total non-interest income for the six months ended June 30, 2016, increased $968 thousand or 5% to $20.9 million from $19.9 million in the prior-year period, reflecting trends similar to those of the second quarter.

Total non-interest expense for the second quarter of 2016 increased $1.3 million or 7% to $20.2 million from $18.9 million in the prior-year quarter. The increase reflected in part the amortization of investments in tax-credit partnerships, which was more than offset by related tax credits that reduced the Company's effective tax rate for the second quarter of 2016. In addition, salaries and employee benefits increased due to higher salaries and wages, reflecting normal salary increases, the addition of personnel associated with further market expansion, and increased incentive compensation related to accelerating loan and earnings growth. These increases were partially offset by lower health insurance costs. Due to a recovery of previously written-off OREO during the second quarter, recorded as a credit to other non-interest expense, versus OREO expense in the prior-year quarter, other non-interest expense declined compared with that in the year-earlier quarter. For the six months ended June 30, 2016, total non-interest expense increased to $3.1 million or 8% to $39.7 million from $36.6 million in the prior-year period, largely reflecting the same trends noted for the quarter.

Louisville, Kentucky-based Stock Yards Bancorp, Inc., with $2.9 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Global Select Market under the symbol SYBT.

The following table provides a reconciliation of total stockholders' equity, in accordance with US GAAP, to tangible common equity, which is a non-GAAP financial measure. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

Tangible Common Equity Ratio (Dollars in thousands)

	June 30, 2016	March 31, 2016	June 30, 2015
Total stockholders' equity (a)	$305,051	$296,323	$272,382
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(1,500)	(1,549)	(1,706)
Tangible common equity (c)	$302,869	$294,092	$269,994

Total assets (b)	$2,909,519	$2,824,107	$2,482,687
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(1,500)	(1,549)	(1,706)
Tangible assets (d)	$2,907,337	$2,821,876	$2,480,299

Total stockholders' equity to total assets (a/b)	10.48%	10.49%	10.97%
Tangible common equity ratio (c/d)	10.42%	10.42%	10.89%

The following table provides a reconciliation of net interest margin in accordance with US GAAP to core net interest margin, which is a non-GAAP financial measure. Core net interest margin excludes the effect of prepayment penalty and late charge income from borrowers, the accretion of purchase accounting loan fair value adjustments, and the effect of excess liquidity, which the Company defines as the combined amount of federal funds sold and short-term securities available for sale, typically maturing in one week or less, in excess of $60 million. The Company provides this information to illustrate sequentially the trend in quarterly net interest margin to show the impact of those items on net interest margin.

Reconciliation of Net Interest Margin to Core Interest Margin

	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015
Net interest margin	3.59%	3.56%	3.57%	3.66%	3.75%
Prepayment penalties / late charges	(0.02)	(0.05)	(0.02)	(0.01)	(0.03)
Accretion of fair value adjustments	--	--	(0.01)	(0.02)	(0.01)
Excess liquidity	0.03	0.13	0.06	0.03	(0.02)
Core net interest margin	3.60%	3.64%	3.60%	3.66%	3.69%

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company's Form 10-K for the year ended December 31, 2015.

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Second Quarter 2016 Earnings Release
(In thousands unless otherwise noted)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Income Statement Data
Net interest income, fully tax equivalent (1)	$24,165	$22,035	$47,853	$43,884
Interest income:
Loans	$22,563	$20,612	$44,556	$41,027
Federal funds sold	111	51	300	119
Mortgage loans held for sale	59	74	119	113
Securities	2,429	2,263	4,887	4,588
Total interest income	25,162	23,000	49,862	45,847
Interest expense:
Deposits	979	938	1,975	1,911
Federal funds purchased and short-term borrowing	23	5	38	12
Securities sold under agreements to repurchase	29	32	62	69
Federal Home Loan Bank (FHLB) advances	181	224	368	440
Total interest expense	1,212	1,199	2,443	2,432
Net interest income	23,950	21,801	47,419	43,415
Provision for loan losses	750	-	1,250	-
Net interest income after provision for loan losses	23,200	21,801	46,169	43,415
Non-interest income:
Investment management and trust income	4,807	4,651	9,419	9,203
Service charges on deposit accounts	2,262	2,199	4,408	4,279
Bankcard transaction revenue	1,433	1,246	2,743	2,368
Mortgage banking revenue	1,030	913	1,824	1,741
Brokerage commissions and fees	538	499	981	960
Bank owned life insurance	220	226	441	448
Other non-interest income	488	485	1,044	893
Total non-interest income	10,778	10,219	20,860	19,892
Non-interest expense:
Salaries and employee benefits expense	11,971	11,383	24,166	22,483
Net occupancy expense	1,546	1,450	3,070	2,919
Data processing expense	1,881	1,756	3,425	3,210
Furniture and equipment expense	291	260	576	507
FDIC insurance expense	351	317	679	614
Amortization of investment in tax credit partnerships	1,016	159	2,031	317
Other non-interest expenses	3,137	3,542	5,786	6,596
Total non-interest expense	20,193	18,867	39,733	36,646
Net income before income tax expense	13,785	13,153	27,296	26,661
Income tax expense	3,676	4,151	7,352	8,404
Net income	$10,109	$9,002	$19,944	$18,257

Weighted average shares - basic (2)	22,336	22,065	22,295	22,018
Weighted average shares - diluted	22,704	22,404	22,658	22,353

Net income per share, basic	$0.45	$0.41	$0.89	$0.83
Net income per share, diluted	0.45	0.40	0.88	0.82
Cash dividend declared per share	0.18	0.16	0.35	0.31

Balance Sheet Data (at period end)
Total loans			$2,175,551	$1,899,302
Allowance for loan losses			23,141	23,308
Total assets			2,909,519	2,482,687
Non-interest bearing deposits			637,812	551,723
Interest bearing deposits			1,712,136	1,520,042
Federal Home Loan Bank advances			43,002	38,855
Stockholders' equity			305,051	272,382
Total shares outstanding			22,510	22,277
Book value per share			13.55	12.23
Market value per share			28.23	25.19

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Second Quarter 2016 Earnings Release

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Average Balance Sheet Data
Average federal funds sold	$85,914	$56,671	$114,797	$71,679
Average mortgage loans held for sale	5,432	7,701	4,840	5,678
Average securities available for sale	475,275	406,854	479,203	412,325
Average FHLB stock and other securities	6,347	6,347	6,347	6,347
Average loans	2,142,530	1,887,913	2,092,990	1,882,782
Average earning assets	2,705,358	2,357,555	2,689,600	2,370,820
Average assets	2,858,624	2,498,677	2,838,345	2,512,140
Average interest bearing deposits	1,736,478	1,557,922	1,757,413	1,577,155
Average total deposits	2,400,547	2,090,448	2,385,682	2,103,578
Average securities sold under agreement to repurchase	53,514	58,060	56,193	61,185
Average federal funds purchased and other short term borrowings	28,152	14,420	25,804	15,142
Average Federal Home Loan Bank advances	43,081	41,017	43,198	38,907
Average interest bearing liabilities	1,861,225	1,671,419	1,882,608	1,692,389
Average stockholders' equity	300,553	271,477	296,558	268,104

Performance Ratios
Annualized return on average assets	1.42%	1.45%	1.41%	1.47%
Annualized return on average equity	13.53%	13.30%	13.52%	13.73%
Net interest margin, fully tax equivalent	3.59%	3.75%	3.58%	3.73%
Non-interest income to total revenue, fully tax equivalent	30.84%	31.68%	30.36%	31.19%
Efficiency ratio	57.79%	58.50%	57.82%	57.46%

Capital Ratios
Average stockholders' equity to average assets	10.51%	10.86%	10.45%	10.67%
Common equity tier 1 capital			12.06%	12.72%
Tier 1 risk-based capital			12.06%	12.72%
Total risk-based capital			13.01%	13.82%
Leverage			10.46%	10.83%

Loans by Type
Commercial and industrial			$721,956	$595,584
Construction and development			156,371	122,239
Real estate mortgage - commercial investment			572,438	524,696
Real estate mortgage - owner occupied commercial			333,862	302,342
Real estate mortgage - 1-4 family residential			240,770	216,864
Home equity - first lien			52,360	42,612
Home equity - junior lien			65,999	65,354
Consumer			31,795	29,611

Asset Quality Data
Allowance for loan losses to total loans			1.06%	1.23%
Allowance for loan losses to average loans			1.11%	1.24%
Allowance for loan losses to non-performing loans			361.58%	236.08%
Nonaccrual loans			$4,970	$8,781
Troubled debt restructuring			1,020	1,092
Loans - 90 days past due & still accruing			410	-
Total non-performing loans			6,400	9,873
OREO and repossessed assets			5,093	4,296
Total non-performing assets			11,493	14,169
Non-performing loans to total loans			0.29%	0.52%
Non-performing assets to total assets			0.40%	0.57%
Net charge-offs to average loans (3)	0.00%	0.08%	0.03%	0.09%
Net charge-offs	$60	$1,574	$550	$1,612

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Second Quarter 2016 Earnings Release

	Five Quarter Comparison
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Income Statement Data
Net interest income, fully tax equivalent (1)	$24,165	$23,688	$23,050	$22,312	$22,035
Net interest income	$23,950	$23,469	$22,822	$22,081	$21,801
Provision for loan losses	750	500	750	-	-
Net interest income after provision for loan losses	23,200	22,969	22,072	22,081	21,801
Investment management and trust income	4,807	4,612	4,450	4,373	4,651
Service charges on deposit accounts	2,262	2,146	2,285	2,342	2,199
Bankcard transaction revenue	1,433	1,310	1,285	1,223	1,246
Mortgage banking revenue	1,030	794	975	772	913
Brokerage commissions and fees	538	443	449	585	499
Bank owned life insurance	220	221	219	222	226
Other non-interest income	488	556	410	468	485
Total non-interest income	10,778	10,082	10,073	9,985	10,219
Salaries and employee benefits expense	11,971	12,195	10,893	11,333	11,383
Net occupancy expense	1,546	1,524	1,475	1,518	1,450
Data processing expense	1,881	1,544	1,566	1,572	1,756
Furniture and equipment expense	291	285	285	282	260
FDIC Insurance expense	351	328	326	318	317
Amortization of investment in tax credit partnerships	1,016	1,015	159	158	159
Other non-interest expenses	3,137	2,649	3,618	3,249	3,542
Total non-interest expense	20,193	19,540	18,322	18,430	18,867
Net income before income tax expense	13,785	13,511	13,823	13,636	13,153
Income tax expense	3,676	3,676	4,177	4,352	4,151
Net income	$10,109	$9,835	$9,646	$9,284	$9,002

Weighted average shares - basic	22,336	22,254	22,183	22,131	22,065
Weighted average shares - diluted	22,704	22,592	22,567	22,479	22,404

Net income per share, basic	$0.45	$0.44	$0.43	$0.42	$0.41
Net income per share, diluted	0.45	0.44	0.43	0.41	0.40
Cash dividend declared per share	0.18	0.17	0.17	0.16	0.16

Balance Sheet Data (at period end)
Cash and due from banks	$40,618	$35,022	$35,895	$37,335	$37,775
Federal funds sold	9,616	13,016	67,938	17,859	20,901
Mortgage loans held for sale	6,405	3,984	6,800	5,539	8,237
Securities available for sale	567,307	569,012	565,876	504,366	412,866
FHLB stock and other securities	6,347	6,347	6,347	6,347	6,347
Total loans	2,175,551	2,094,488	2,033,007	1,954,425	1,899,302
Allowance for loan losses	23,141	22,451	22,441	21,614	23,308
Total assets	2,909,519	2,824,107	2,816,801	2,624,607	2,482,687
Non-interest bearing deposits	637,812	606,375	583,768	595,039	551,723
Interest bearing deposits	1,712,136	1,759,725	1,787,934	1,546,539	1,520,042
Securities sold under agreements to repurchase	57,437	54,781	64,526	67,557	64,418
Federal funds purchased	114,154	30,083	22,477	62,101	13,290
Federal Home Loan Bank advances	43,002	43,236	43,468	43,699	38,855
Stockholders' equity	305,051	296,323	286,519	280,948	272,382
Total shares outstanding	22,510	22,478	22,379	22,303	22,277
Book value per share	13.55	13.18	12.80	12.60	12.23
Market value per share	28.23	25.69	25.19	24.23	25.19

Capital Ratios
Average stockholders' equity to average assets	10.51%	10.38%	10.52%	10.80%	10.86%
Common equity tier 1 capital	12.06%	12.23%	12.32%	12.68%	12.72%
Tier 1 risk-based capital	12.06%	12.23%	12.32%	12.68%	12.72%
Total risk-based capital	13.01%	13.19%	13.31%	13.68%	13.82%
Leverage	10.46%	10.35%	10.53%	10.82%	10.83%

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Second Quarter 2016 Earnings Release

	Five Quarter Comparison
	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15
Average Balance Sheet Data
Average federal funds sold	$85,914	$143,679	$99,903	$86,008	$56,671
Average mortgage loans held for sale	5,432	4,249	4,991	5,045	7,701
Average investment securities	475,275	483,130	471,349	402,487	406,854
Average loans	2,142,530	2,043,450	1,986,289	1,923,762	1,887,913
Average earning assets	2,705,358	2,673,842	2,561,650	2,416,364	2,357,555
Average assets	2,858,624	2,818,072	2,708,630	2,560,680	2,498,677
Average interest bearing deposits	1,736,478	1,778,347	1,664,979	1,557,177	1,557,922
Average total deposits	2,400,547	2,370,819	2,271,431	2,129,583	2,090,448
Average securities sold under agreement to repurchase	53,514	58,871	66,918	71,144	58,060
Average federal funds purchased and other short term borrowings	28,152	23,456	14,147	16,156	14,420
Average Federal Home Loan Bank advances	43,081	43,316	43,546	42,732	41,017
Average interest bearing liabilities	1,861,225	1,903,990	1,789,590	1,687,209	1,671,419
Average stockholders' equity	300,553	292,540	284,824	276,563	271,477

Performance Ratios
Annualized return on average assets	1.42%	1.40%	1.41%	1.44%	1.45%
Annualized return on average equity	13.53%	13.52%	13.44%	13.32%	13.30%
Net interest margin, fully tax equivalent	3.59%	3.56%	3.57%	3.66%	3.75%
Non-interest income to total revenue, fully tax equivalent	30.84%	29.85%	30.41%	30.92%	31.68%
Efficiency ratio	57.79%	57.86%	55.32%	57.06%	58.50%

Loans by Type
Commercial and industrial	$721,956	$676,782	$644,398	$610,877	$595,584
Construction and development	156,371	160,667	155,667	128,820	122,239
Real estate mortgage - commercial investment	572,438	541,121	528,290	536,226	524,696
Real estate mortgage - owner occupied commercial	333,862	328,337	329,365	312,573	302,342
Real estate mortgage - 1-4 family residential	240,770	234,199	226,575	222,643	216,864
Home equity - 1st lien	52,360	52,042	50,115	49,937	42,612
Home equity - junior lien	65,999	63,336	63,066	62,223	65,354
Consumer	31,795	38,004	35,531	31,126	29,611

Asset Quality Data
Allowance for loan losses to total loans	1.06%	1.07%	1.10%	1.11%	1.23%
Allowance for loan losses to average loans	1.08%	1.10%	1.13%	1.12%	1.23%
Allowance for loan losses to non-performing loans	361.58%	251.75%	251.33%	193.03%	236.08%
Nonaccrual loans	$4,970	$7,878	$7,693	$9,574	$8,781
Troubled debt restructuring	1,020	1,040	1,060	1,079	1,092
Loans - 90 days past due & still accruing	410	-	176	544	-
Total non-performing loans	6,400	8,918	8,929	11,197	9,873
OREO and repossessed assets	5,093	5,049	4,541	4,607	4,296
Total non-performing assets	11,493	13,967	13,470	15,804	14,169
Non-performing loans to total loans	0.29%	0.43%	0.44%	0.57%	0.52%
Non-performing assets to total assets	0.40%	0.49%	0.48%	0.60%	0.57%
Net charge-offs to average loans	0.00%	0.02%	0.00%	0.09%	0.08%
Net charge-offs (recoveries)	$60	$490	$(77)	$1,694	$1,574

Other Information
Total assets under management (in millions)	$2,342	$2,255	$2,238	$2,189	$2,289
Full-time equivalent employees	549	550	555	546	538

(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.
(2) - Share and per share information adjusted to reflect the 3 for 2 stock split - May 2016
(3) - Interim ratios not annualized

CONTACT:
Stock Yards Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President and Chief Financial Officer